Exhibit 99.1

Interactive Intelligence Reports 2009 First Quarter Operating Results
Non-GAAP operating income up 30 percent; cash and investment balances increase to $49.8 million

INDIANAPOLIS, April 27, 2009 -- Interactive Intelligence (Nasdaq: ININ), a global provider of unified IP business communications solutions, has announced operating results for the three months ended March 31, 2009.

The company reported revenues of $29.5 million, equal to the revenues for the first quarter of 2008.

Net income, on a generally accepted accounting principles (GAAP) basis, was $1.2 million, or diluted earnings per share (EPS) of $0.07, compared to $1.1 million, or EPS of $0.06 in the first quarter of 2008. Net income on a non-GAAP basis was $2.9 million, or EPS of $0.16, compared to $2.9 million, or EPS of $0.15 for the same quarter of last year.

Cash and investment balances as of March 31, 2009 totaled $49.8 million with no debt.

“Although product revenues were a challenge in the first quarter of 2009, we had a number of positive outcomes,” said Interactive Intelligence founder and CEO, Dr. Donald E. Brown. “Our services revenues, including communications-as-a-service and managed services, showed strong growth and non-GAAP operating income was up 30 percent. Cash and investments increased nicely to nearly $50 million.

“Despite the cautious buying market, our performance enables continued focus on the long-term initiatives of our company, including the development and launch of our process automation solution, and further expansion of our services business.”

Additional first quarter operating results include:
•	Consistent gross margins of 69 percent for 2009 and 2008;
•	GAAP operating income of $2.3 million in 2009, compared to $1.5 million in 2008;
•	Non-GAAP operating income of $3.1 million in 2009, compared to $2.4 million in 2008;
•	Interest income of $108,000 in 2009, compared to $459,000 in 2008;
•	Other expense principally related to foreign exchange losses on receivables of $298,000 in 2009, compared to a gain of $97,000 in 2008; and
•	Cash flows from operations of $4.4 million in 2009, compared to $5.3 million in 2008.

Non-GAAP net income and EPS exclude charges for stock-based compensation of $847,000, or EPS of $0.05, and non-cash income tax expense of approximately $799,000, or EPS of $0.04 for the first quarter of 2009 and charges for stock-based compensation of $932,000, or EPS of $0.05, and non-cash income tax expense of $821,000, or EPS of $0.04 for the first quarter of 2008.

Non-financial highlights from the first quarter of 2009 include the following:
•	Positioned in “Leaders Quadrant” of the Gartner 2008 Contact Center Infrastructure, Worldwide Magic Quadrant report;
•	Rated “Top Unified Communications Vendor” by North American contact centers in the Datamonitor 2008 Contact Center Investments in Developed Markets report;
•	Received “Product of the Year” awards from Customer Interaction Solutions and INTERNET TELEPHONY magazines;
•	Launched new communications system monitoring product to help customers improve operational efficiencies and increase reliability;
•	Launched new packaged, fixed-price services;
•	Announced integration with IBM Lotus Sametime; and
•	Launched new “Unified IP Business Communications Technology” blog to reinforce industry thought-leadership and strengthen customer relationships.

Interactive Intelligence will host a conference call April 27 at 4:30 p.m. Eastern Time (EDT), featuring Dr. Brown and the company’s CFO, Stephen R. Head. There will be a live Q&A session following opening remarks.

To access the teleconference, please dial 1 877.857.6161 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: "Interactive Intelligence first quarter earnings call."

The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence
Interactive Intelligence Inc. (Nasdaq: ININ) is a global provider of unified business communications solutions for contact center automation, enterprise IP telephony, and enterprise messaging. The company was founded in 1994 and has more than 3,000 customers worldwide. Interactive Intelligence is among Software Magazine’s top 500 global software and services suppliers, is ranked among NetworkWorld’s top 200 North American networking vendors, is a BusinessWeek “hot growth 50” company, and is among FORTUNE Small Business magazine’s top 100 fastest growing companies. The company is also positioned in the leaders quadrant of the Gartner 2008 Contact Center Infrastructure, Worldwide Magic Quadrant report. Interactive Intelligence employs approximately 600 people and is headquartered in Indianapolis, Indiana. It has six global corporate offices with additional sales offices throughout North America, Europe, Middle East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: http://www.inin.com.

* Non-GAAP Measures
The non-GAAP measures shown in this release exclude non-cash stock-based compensation expense for stock options and non-cash income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included after the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense is non-cash and income tax expense is primarily non-cash. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company’s results of operations. Further, management believes that these non-GAAP measures improve management’s and investors’ ability to compare the company’s financial performance with other companies in the technology industry and Interactive Intelligence’s management uses these non-GAAP results to compare its performance to its peers in the software industry. Because stock-based compensation expense and non-cash income tax expense amounts can vary significantly between companies, it is useful to compare results excluding these amounts. Management also uses financial statements that exclude stock-based compensation expense related to stock options and non-cash income tax amounts for its internal budgets.

This release contains certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth and increasingly complex third-party relationships; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence Inc. is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:
Stephen R. Head
Chief Financial Officer
Interactive Intelligence Inc.
+1 317.715.8412
steve.head@inin.com

Christine Holley
Director, Market Communications
Interactive Intelligence Inc.
+1 317.715.8220
christine.holley@inin.com

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Interactive Intelligence, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
Unaudited

	Three Months Ended
	March 31,
	2009	2008
Revenues:
Product	$13,050	$14,845
Services	16,426	14,638
Total revenues	29,476	29,483
Costs of revenues:
Product	3,528	3,130
Services	5,502	5,897
Total cost of revenues	9,030	9,027
Gross profit	20,446	20,456
Operating expenses:
Sales and marketing	9,233	10,178
Research and development	5,626	4,965
General and administrative	3,296	3,827
Total operating expenses	18,155	18,970
Operating income	2,291	1,486
Other income (expense):
Interest income, net	108	459
Other income (expense)	(298)	97
Total other income (expense)	(190)	556
Income before income taxes	2,101	2,042
Income tax expense	(878)	(925)
Net income	$1,223	$1,117

Net income per share:
Basic	$0.07	$0.06
Diluted	0.07	0.06

Shares used to compute net income per share:
Basic	16,948	17,940
Diluted	17,635	19,216

Interactive Intelligence, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three Months Ended
	March 31,
	2009	2008

Net income, as reported	$1,223	$1,117
Non-cash stock-based compensation expense:
Cost of services	65	72
Sales and marketing	308	362
Research and development	245	208
General and administrative	229	290
Total	847	932
Non-cash income tax benefit	799	821
Non-GAAP net income	$2,869	$2,870

Operating income, as reported	$2,291	$1,486
Non-cash stock-based compensation expense	847	932
Non-GAAP operating income	$3,138	$2,418

Diluted EPS, as reported	$0.07	$0.06
Non-cash stock-based compensation expense	0.05	0.05
Non-cash income tax expense	0.04	0.04
Non-GAAP diluted EPS	$0.16	$0.15

Interactive Intelligence, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$45,930	$34,705
Short-term investments	3,901	10,805
Accounts receivable, net	23,318	27,533
Deferred tax assets, net	6,017	6,017
Prepaid expenses	5,064	5,507
Other current assets	2,812	1,995
Total current assets	87,042	86,562
Property and equipment, net	10,024	10,762
Deferred tax assets, net	4,466	5,136
Other assets, net	2,651	2,723
Total assets	$104,183	$105,183

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$10,161	$11,361
Accrued compensation and related expenses	2,529	3,486
Deferred product revenues	4,273	4,754
Deferred services revenues	31,434	31,457
Total current liabilities	48,397	51,058
Noncurrent deferred revenue	6,287	6,878
Total liabilities	54,684	57,936

Shareholders' equity:
Preferred stock	-	-
Common stock	170	169
Treasury stock	(9,505)	(9,714)
Additional paid-in-capital	84,522	83,604
Accumulated deficit	(25,688)	(26,812)
Total shareholders' equity	49,499	47,247
Total liabilities and shareholders' equity	$104,183	$105,183

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Year Ended
	March 31,
	2009	2008

Operating activities:
Net income	$1,223	$1,117
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,055	795
Stock-based compensation expense	847	932
Deferred income tax	670	821
Accretion of investment income	5	(4)
Changes in operating assets and liabilities:
Accounts receivable	4,215	154
Prepaid expenses	443	(782)
Other current assets	(817)	159
Other assets	72	32
Accounts payable and accrued liabilities	(1,251)	1,871
Accrued compensation and related expenses	(957)	(1,056)
Deferred product revenues	(413)	116
Deferred services revenues	(682)	1,190
Net cash provided by operating activities	4,410	5,345

Investing activities:
Sales of available-for-sale investments	7,800	11,200
Purchases of available-for-sale investments	(897)	(6,604)
Purchases of property and equipment	(266)	(2,583)
Unrealized loss on investment	(2)	-
Net cash provided by investing activities	6,635	2,013

Financing activities:
Proceeds from stock options exercised	111	282
Proceeds from issuance of common stock	69	62
Net cash provided by financing activities	180	344
Net increase in cash and cash equivalents	11,225	7,702
Cash and cash equivalents, beginning of period	34,705	29,359
Cash and cash equivalents, end of period	$45,930	$37,061

Cash paid during the period for:
Income taxes	$150	$128

Other non-cash item:
Purchases of property and equipment payable at end of period	$(51)	$(477)